                                                                   EXHIBIT 10.14

             LIMITED WAIVER, CONSENT, RELEASE AND AMENDMENT NO. 3 TO
               SECOND AMENDED AND RESTATED MASTER SHELF AGREEMENT

         This LIMITED WAIVER, CONSENT, RELEASE AND AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED MASTER SHELF AGREEMENT (this "Amendment") is entered into as of June 1, 1999, by and among Western Gas Resources, Inc., a Delaware corporation (the "Company"), and The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential").

                             PRELIMINARY STATEMENTS

         1. The Company and Prudential entered into that certain Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective January 31, 1996), as amended by Letter Amendment No. 1 dated November 21, 1997 and Letter Amendment No. 2 ("Letter Amendment No. 2") dated March 31, 1999 (as amended, the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Agreement, as amended hereby.

         2. In order to secure the Obligations (as defined in the hereinafter defined WGR Canada Guaranty), including the obligations of the Company under the Notes and the Agreement, the Company caused WGR Canada, Inc., a New Brunswick corporation (WGR Canada"), to execute and deliver to Prudential a Guaranty, dated as of May 30, 1997 in favor of Prudential together with all subsequent holders of the Obligations (the "WGR Canada Guaranty").

         3. In order to secure the Secured Obligations (as defined in the Pledge Agreement), including the obligations of the Company under the Notes and the Agreement, the Company executed and delivered the Pledge Agreement pursuant to which the Company pledged and granted a security interest to Prudential in, among other things, 1,000 shares of common stock of WGR Canada (the "WGR Canada Pledged Stock").

         4. The Company and WGR Canada have requested that Prudential (i) terminate the WGR Canada Guaranty and otherwise grant a general release of WGR Canada under the WGR Canada Guaranty and any other obligations and liabilities arising under all documents and agreements delivered pursuant to the WGR Canada Guaranty or in connection therewith and (ii) release Prudential's security interest in 35% of the total number of issued and outstanding shares of capital stock of WGR Canada under the Pledge Agreement (the "Releases").

         5. The Company and Prudential desire to provide for (a) the limited waiver of certain provisions of the Agreement, (b) Prudential's consent and agreement that certain matters relating to the terms of subordinated debt to be offered by Company are to Prudential's satisfaction, and (c) the amendment of the Agreement as specified herein.

         6. Prudential is willing to grant the Releases, subject to the condition that the lenders parties to the NCNB Agreement and the holders of the notes issued pursuant to the 1995 Note Purchase Agreement grant similar releases of the guaranties provided by WGR Canada to such lenders parties to the NCNB Agreement, NCNB and such holders of the notes issued pursuant to the 1995 Note Purchase Agreement and the respective security interests of such lenders parties to the NCNB Agreement, NCNB and such holders of the notes issued pursuant to the 1995 Note Purchase Agreement in 350 shares of common stock of WGR Canada (the "Corresponding Releases").

         7. The Company and Prudential wish to amend the Agreement in certain other respects.

         8. Prudential is the holder of 100% of the outstanding principal amount of the Notes issued under the Agreement.

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Waivers, Consents and Releases.

         (a) Consent to Certain Subordinated Debt. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company contained herein, pursuant to the definition of the term "Subordinated Debt" and "Subordinated Debt Guaranties" in paragraph 10B of the Agreement, Prudential hereby consents and agrees that $155,000,000 of Debt of the Company proposed to be issued by the Company on the terms provided in that certain Indenture, draft dated June 3, 1999, among the Company, the Guarantors and Chase Bank of Texas, N.A. (the "Draft Indenture") and the guaranties by certain Subsidiaries of the Company of such Debt to be entered into in connection with the offering of such Debt and on the terms provided the Draft Indenture will be subordinate in right of payment to the payment of the Notes and the Guaranties, respectively, in a manner satisfactory to Prudential, and therefore will constitute Subordinated Debt and Subordinated Debt Guaranties, provided that the terms of the final indenture entered into relating to the offering of such Debt conform in all material respects to the terms provided in the Draft Indenture.

         (b) Releases of WGR Canada and WGRS; Release of Existing MGTC Guaranty. Prudential hereby releases and discharges, effective as of the Effective Date, WGR Canada and its successors and assigns from all obligations and liabilities under the WGR Canada Guaranty and all documents and agreements delivered pursuant to the WGR Canada Guaranty or in connection therewith and further hereby terminates the WGR Canada Guaranty. In addition, Prudential hereby authorizes releases and discharges 350 shares of common stock of WGR Canada from the liens and security interests granted by the Company pursuant to the Pledge Agreement, automatically and without further action by any party. The Company agrees that it shall, from time to time, execute, acknowledge and deliver to Prudential instruments, agreements, and other documents as Prudential shall reasonably request in order to further evidence the liens and security interests in the 650 shares of common stock of WGR Canada remaining subject to tho Pledge Agreement, including delivering to NCNB. as bailee on behalf of the holders of the Notes, a new certificate and a new stock power evidencing 650 shares of common stock of WGR Canada.

                  By its execution of this Amendment, Prudential confirms that, effective as of the Amendment No. 3 Effective Date, it has released WGRS from all obligations and liabilities under the Guaranty executed by WGRS and all documents and agreements delivered pursuant thereto, provided that each other holder of Senior Debt has also released WGRS from all obligations and liabilities under all Existing Guaranties executed by WGRS and all documents and agreements delivered pursuant thereto.

                  Prudential hereby releases and discharges, effective as of the Amendment No. 3 Effective Date MGTC from all obligations and liabilities under the Existing Guaranty executed by MGTC and all documents and agreements delivered pursuant thereto, provided that (a) each other holder of Senior Debt also releases MGTC from all Guaranties executed by MGTC and all documents and agreements delivered pursuant thereto, and (b) MGTC delivers the conditional Guaranty described in
         Section 17(e) of this Amendment.

         (c) Waiver. Prudential hereby waives any Default or Event of Default arising under either clause (xvii) or clause (xviii) of paragraph 7A of the Agreement to the extent that any such Default or Event of Default may be deemed to have arisen out of the releases provided for in this
         Section 1 or, in the case of the existing MGTC Guaranty, due to the failure of MGTC to obtain prior approval of the Wyoming Public Service Commission with respect to the existing MGTC Guaranty.

         (d) Certain Other Documents Satisfactory. Prudential hereby confirms that the documents delivered pursuant to clauses (x), (xii), (xiii) and
         (xiv) of Section IID of Letter Amendment No. 2 are satisfactory to Prudential in form and substance.

SECTION 2. Amendments.

         (a) Amendment to Paragraph SM. Guaranties. Paragraph 5M of the Agreement is amended by deleting the text reading "the NCNB Agreement, the Bridge Facility or the 1995 Note Purchase Agreement" and replacing it with "any Debt" and adding immediately after the words "execute and deliver a Guaranty" the words and punctuation ", or if such Subsidiary or entity shall have previously executed and delivered a Guaranty which has been subsequently released by the Required Holder(s), to execute and deliver a new Guaranty,"

         (b) Amendment to Paragraph 5N. Pledge of Subsidiary Stock. The last sentence of paragraph 5N of the Agreement is amended and restated in its entirety to read as follows:

                  "If, however, after any release described in the preceding sentence the Company is downgraded below the Minimum Rating, the Company shall immediately pledge, and cause its Subsidiaries to pledge, all stock or other equity interests in all Guarantors, and 65 % (or if the Company shall pledge any higher percentage of the issued and outstanding capital stock of WGR Canada to any other Person, then such higher percentage) of the issued and outstanding capital stock of WGR Canada, to the holders of the Notes under one or more Pledge Agreements."

         (c) Amendment to Paragraph 6C(5). Merger and Sale of Assets. Paragraph 6C(5) of the Agreement is amended by inserting the word "and" at the end of clause (vi) thereof, deleting the comma and the word "and" at the end of clause (vii) thereof, adding a period at the end of clause
         (vii) thereof and deleting clause (viii) thereof.

         (d) Amendment to Paragraph 6C(7). Limitation on Credit Extension. Paragraph 6C(7) of the Agreement is amended by deleting the words "have not executed a Guaranty" and replacing them with the words "are not Guarantors" and by deleting the words "has executed a Guaranty" and replacing them with the words "is a Guarantor".

         (e) Amendment to Paragraph 6C(10). Guaranties. Paragraph 6C(10) of the Agreement is hereby amended by inserting the phrase "or such Subsidiary, as the case may be," after the word "Company" in the proviso at the end of such paragraph.

         (f) Amendment to Paragraph 6E(1). Modifications. Paragraph 6E(1) of the Agreement is amended, effective of the Amendment No. 3 Effective Date, in its entirety to read as follows:

                  "6E(1) Modifications. The Company will not amend or modify (i) any term or provision of the NCNB Agreement or the 1995 Note Purchase Agreement so as to change to an earlier date the date on which any payment of principal is to be made thereunder,
                  (ii) any term or provision of the NCNB Agreement so as to shorten the duration or increase the amount of any commitment thereunder, or (iii) any term or provision of the 1995 Note Purchase Agreement so as to increase the principal amount outstanding thereunder or to change to an earlier date the date on which any payment of principal is to be made thereunder; provided, that the Company may increase the interest rate or fees payable under or with respect to the 1995 Note Purchase Agreement or the NCNB Agreement if the Company complies with the other provisions of this Agreement, including, without limitation, paragraph 6E(3)."

         (g) Waiver Under Paragraph 6E(3). To the extent that clause (v) of
         Section 6.2(a) of the NCNB Agreement could be interpreted to require the execution of an intercreditor agreement due to the issuance of the Subordinated Debt described in Section 1(a) of this Amendment, Prudential hereby waives any requirement under the final grammatical paragraph of paragraph 6E(3) that the holders of such Subordinated Debt (or the trustee under the indenture described in Section 1(a) of this Amendment) enter into an intercreditor agreement with the holders of the Notes.

         (h) Amendment to Paragraph 7A. Acceleration. Paragraph 7A of the Agreement is amended by (I) amending clause (iii) by deleting the dollar amount "$10,000,000" and replacing it with the dollar amount "$5,000,000" and (II) adding immediately after the word "Company" in the clause reading "then (a) if such event is a Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company" words and punctuation reading ", any Restricted Subsidiary that is a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary".

         (i) Amendment of Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended by (I) amending the following definitions:

                  (1) the definition of "Guarantor" is amended by deleting the text and punctuation reading "WGR Canada, Inc., a New Brunswick corporation;" and adding the words "after the Amendment No. 3 Effective Date" to the end thereof; and

                  (2) the definition of "Restricted Payment" is amended by adding immediately after the text and punctuation reading "any payment of principal of," the following text and punctuation:

                           "or any deposit of any cash, securities or other property in defeasance of,"

         and (II) adding the following defined terms in their respective alphabetical order:

                  "Amendment No. 3 Effective Date" shall mean the date on which the Limited Waiver, Consent, Release and Amendment No. 3 to Second Amended and Restated Master Shelf Agreement shall become effective.

                  "Existing Guaranty" shall mean each guaranty of a Subsidiary of the Company existing immediately prior to the Amendment No. 3 Effective Date.

                  "Indenture" shall mean that certain Indenture, dated as of June 15, 1999, among the Company, the Guarantors and Chase Bank of Texas, N.A., as trustee, relating to the issuance of up to $225,000,000 aggregate principal amount of senior subordinated notes, as such Indenture is in effect on the date noted above.

                  "Restricted Subsidiary" shall have the meaning specified in the Indenture.

                  "Significant Subsidiary" shall have the meaning specified in the Indenture.

                  "Unrestricted Subsidiary" shall have the meaning specified in the Indenture.

                  "WGR Canada" shall mean WGR Canada, Inc., a New Brunswick corporation.

         (j) Amendment of Exhibits. Exhibit B of the Pledge Agreement is hereby deleted and replaced with Exhibit B attached hereto.

SECTION 3. Conditions of Effectiveness.

         Each of the foregoing sections of this Amendment shall become effective on the date hereof (the "Amendment No. 3 Effective Date"), subject in all cases to the following having been received by, and being satisfactory to, Prudential:

         (a) duly executed counterparts of this Amendment;

         (b) copies of amendments in similar form and substance to this Amendment to the NCNB Agreement and the 1995 Note Purchase Agreement certified as true and correct copies by the Company;

         (c) copies of the Corresponding Releases;

         (d) a Consent, in the form attached as Exhibit A hereto, duly executed by each Guarantor except WGR Canada; and

         (e) a Guaranty executed by MGTC, which shall be substantially in the form of Exhibit E attached to the Agreement, except that it shall expressly state that the effectiveness thereof is conditioned upon MGTC's obtaining the approval of the Public Service Commission of the State of Wyoming; and

         (f) payment of $6,000.00 to compensate Prudential for its allocable overhead for in-house legal support.



SECTION 4. Representations and Warranties of Company.

         As an inducement to Prudential to enter into this Amendment, the Company represents and warrants as follows:

         (a) Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware.

         (b) Power and Authority. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance by the Company of this Amendment have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (c) No Conflicts. Neither the execution and delivery of this Amendment by the Company, nor the consummation of the transactions contemplated hereby, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any security interest, lien or other encumbrance upon any of the properties or assets of the Company pursuant to, its charter or by-laws, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject.

         (d) Consents. Neither the nature of the business conducted by the Company, nor any of its properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the transactions contemplated by this Amendment is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body or any other Person in connection with the execution and delivery of this Amendment or fulfillment of or compliance with the terms and provisions hereof.

         (e) Additional Documentation. No documents or instruments, including consents, authorizations and filings, are required under the certificate of incorporation and bylaws of the Company, or any applicable law with respect to the Company or any of its property or to which the Company or any of its property is subject, or by any material provision of any security issued by the Company or of any agreement, instrument or undertaking under which the Company is obligated or by which it or any of the property owned by it is bound, in connection with the execution, delivery, performance, validity and enforceability of this Amendment and the other documents to be executed and delivered hereunder.

         (f) No Material Adverse Change. Except as previously disclosed to Prudential in writing, there has been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1998.

         (g) No Event of Default or Default. Immediately following the effectiveness of this Amendment, no Event of Default or Default exists.

         (h) WGR Canada. The 650 shares of common stock of WGR Canada remaining subject to the liens and security interests granted by the Company under the Pledge Agreement, after giving effect to the release provided for in the first paragraph of Section 1 of this Amendment, constitute 65% of the total number of issued and outstanding shares of capital stock of WGR Canada.

         (i) Bridge Facility. All amounts owing under the Bridge Facility have been paid in full and the Bridge Facility has been terminated.

         (j) WGRS Existing Guaranties. All Existing Guaranties executed by WGRS have been terminated.

SECTION 5. Miscellaneous.

         (a) Upon and after the Amendment No. 3 Effective Date, each reference to the Agreement or "this Agreement" in the Agreement and each Note shall mean and be a reference to the Agreement as amended by this Amendment.

         (b) Except as specifically amended herein, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

         (c) Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Prudential, nor constitute a waiver of any provision of the Agreement, the Notes, the Guaranties, the Pledge Agreement or any other document, instrument or agreement executed and delivered in connection with the Agreement. (d) The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all expenses of Prudential related to this Amendment and all matters contemplated hereby.

         (e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

         (f) This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by telecopy of a duly executed counterpart copy hereof.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the day and year first above written.

                                  WESTERN GAS RESOURCES, INC.

                                  By:
                                     -------------------------------------------
                                      William J. Krysiak, Vice President-Finance

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA

By:
   -------------------------------
   Vice President


PRUCO LIFE INSURANCE COMPANY

By:
   -------------------------------
   Vice President

                                                                       EXHIBIT A
                                                                       ---------

                              CONSENT TO AMENDMENT

Each of the undersigned is a Guarantor ("Guarantor" and, collectively, "Guarantors") under separate guaranties (each being a "Guaranty") in favor of The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential") with respect to the obligations of Western Gas Resources, Inc. (the "Company") under that certain Second Amended and Restated Master Shelf Agreement dated as of December 19 of 2001 as amended by Letter Amendment No. 1 dated November 21, 1997 and Letter Amendment No. 2 dated March 31, 1999 (as amended, the "Agreement"). Prudential and the Company are entering into that certain Limited Waiver, Consent, Release and Amendment No. 3 to Second Amended and Restated Master Shelf Agreement, dated as of June 1, 1999 (the "Amendment"). Each of the undersigned hereby consents to the Amendment and each hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of this consent, all references in the Guaranty of the undersigned to the "Agreement," "thereunder," "thereof," or words of like import referring to the Agreement shall mean the Agreement as amended by the Amendment, as the same may be further amended or modified from time to time.

    Dated as of June 1, 1999.

LANCE OIL & GAS COMPANY, INC.
MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
PINNACLE GAS TREATING, INC.
WESTERN GAS RESOURCES - TEXAS, INC.
WESTERN GAS RESOURCES - OKLAHOMA, INC.
WESTERN GAS WYOMING, L.L.C.

By:
   -------------------------------------------------
     William J. Krysiak, Vice President-Finance
     of each of the above-name companies.

                                     Issuers
                                     -------

CORPORATIONS                           Certificate   No. of
    Issuer                                 No.       Shares        Class
---------------------------------------------------------------------------


MIGC, Inc...............................    3        100,000       common

Western Gas Resources-Texas, Inc........    3            990       common
Western Gas Resources-Texas, Inc........    4             10       common
Mountain Gas Resources, Inc.............  A-3      1,000,843       common
Western Gas Resources-Oklahoma, Inc.        1          1,000       common
Western Power Services, Inc.............    1          1,000       common
Pinnacle Gas Treating, Inc..............    1          1,000       common

Lance Oil & Gas Company, Inc............    1          1,000       common




LIMITED LIABILITY COMPANIES
---------------------------

Issuer                                    Membership Interest
------                                    -------------------

Western Gas Wyoming, L.L.C..........             100%

                              CONSENT TO AMENDMENT

Each of the undersigned is a Guarantor ("Guarantor" and, collectively, "Guarantors") under separate guaranties (each being a "Guaranty") in favor of The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential") with respect to the obligations of Western Gas Resources, Inc. (the "Company") under that certain Second Amended and Restated Master Shelf Agreement dated as of December 19 of 2001as amended by Letter Amendment No. 1 dated November 21, 1997 and Letter Amendment No. 2 dated March 31, 1999 (as amended, the "Agreement"). Prudential and the Company are entering into that certain Limited Waiver, Consent, Release and Amendment No. 3 to Second Amended and Restated Master Shelf Agreement, dated as of June 1, 1999 (the "Amendment"). Each of the undersigned hereby consents to the Amendment and each hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of this consent, all references in the Guaranty of the undersigned to the "Agreement," "thereunder," "thereof," or words of like import referring to the Agreement shall mean the Agreement as amended by the Amendment, as the same may be further amended or modified from time to time.

    Dated as of June 1, 1999.

LANCE OIL & GAS COMPANY, INC.
MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
PINNACLE GAS TREATING, INC.
WESTERN GAS RESOURCES - TEXAS, INC.
WESTERN GAS RESOURCES - OKLAHOMA, INC.
WESTERN GAS WYOMING, L.L.C.

By:
   -----------------------------------------------
     William J. Krysiak, Vice President-Finance
     of each of the above-name companies.